UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

SCHEDULE 14A

______________________

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
☐	Preliminary Proxy Statement
☐	Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

AMCAP Fund
American Balanced Fund
American Funds College Target Date Series
American Funds Corporate Bond Fund
American Funds Developing World Growth and Income Fund
American Funds Emerging Markets Bond Fund
American Funds Fundamental Investors
American Funds Global Balanced Fund
American Funds Global Insight Fund
The American Funds Income Series
American Funds Inflation Linked Bond Fund
American Funds International Vantage Fund
American Funds Mortgage Fund
American Funds Multi-Sector Income Fund
American Funds Portfolio Series
American Funds Retirement Income Portfolio Series
American Funds Short-Term Tax-Exempt Bond Fund
American Funds Strategic Bond Fund
American Funds Target Date Retirement Series
American Funds Tax-Exempt Fund of New York
American Funds Tax-Exempt Series II
American Funds U.S. Government Money Market Fund
American High-Income Municipal Bond Fund
American High-Income Trust
American Mutual Fund
The Bond Fund of America
Capital Group Central Fund Series
Capital Group Central Fund Series II
Capital Group Completion Fund Series
Capital Group Conservative Equity ETF
Capital Group Core Balanced ETF
Capital Group Core Equity ETF
Capital Group Dividend Growers ETF
Capital Group Dividend Value ETF
Capital Group Fixed Income ETF Trust
Capital Group Global Equity ETF
Capital Group Global Growth Equity ETF
Capital Group Growth ETF
Capital Group International Core Equity ETF

Capital Group International Equity ETF
Capital Group International Focus Equity ETF
Capital Group New Geography Equity ETF
Capital Group Private Client Services Funds
Capital Group U.S. Equity Fund
Capital Income Builder
Capital World Bond Fund
Capital World Growth and Income Fund
Emerging Markets Equities Fund, Inc.
EUPAC Fund
The Growth Fund of America
The Income Fund of America
Intermediate Bond Fund of America
International Growth and Income Fund
The Investment Company of America
Limited Term Tax-Exempt Bond Fund of America
The New Economy Fund
New Perspective Fund
New World Fund, Inc.
Short-Term Bond Fund of America
SMALLCAP World Fund, Inc.
The Tax-Exempt Bond Fund of America
Washington Mutual Investors Fund
(Name of Registrant as Specified In Its Charter)

_____________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies:

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3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Advisor Website Dashboard Message

2025 American Funds shareholder proxy vote

Proxy materials were recently mailed to shareholders. Review key details and get guidance on where to direct clients with questions.

Learn more.

Interactive Voice Response Messages

Proxy materials have recently been mailed to investors. Please submit your vote by November 25, 2025. If you need replacement materials, have questions about the ballot or would like to vote now, please remain on the line to be transferred to Computershare.

Proxy materials were mailed in September for an important investor meeting in November. Your vote is essential in shaping the policies that impact your investments. To explore what’s on the ballot and how to cast your vote, visit Capital Group [dot] com [slash] proxy.

2025 3rd Quarter — Quarterly Account Statement Messages

Your vote counts

As a follow-up to our recent mailing to you, if you have not yet done so, we encourage you to vote FOR the important proposal(s) for your fund(s). Vote online at capitalgroup.com/vote. For more information, please call (888) 615-7476.

Article for Investor Website

September 17, 2025

2025 American Funds shareholder proxy vote: Your vote counts

Capital Group will hold the 2025 shareholder meeting for American Funds on November 25, 2025. If you are unable to attend in person, you can cast your vote online, by phone at (888) 615-7476 or by returning the proxy card by mail using the postage-paid envelope. Proxy materials, including voting instructions, were recently mailed to shareholders.

Your vote is essential in helping to shape the policies that impact your investments. This year’s vote includes several key proposals that may impact fund governance, fee structures and fund classification.

Items on the ballot:

1.     Fund Board of Director elections

2.     Management fee change to asset-only fee structure

3.     Fund status change from diversified to non-diversified*

____________

*        Refer to proxy materials for affected funds.

Voting online or by phone requires your unique Control Number and Security Code, which are included with the following proxy materials:

•        Detailed descriptions of each proposal

•        Step-by-step voting instructions

•       Answers to frequently asked questions

We encourage all shareholders to review the proxy materials and cast their votes before the deadline of November 25, 2025.

VOTE NOW at capitalgroup.com/vote.

If you have additional questions or need assistance, contact Computershare at (877) 514-4975.

Related information links

Proxy voting procedures and principles
Sample Proxy PDF

Article for Advisor Website

September 17, 2025

2025 American Funds shareholder proxy vote

The 2025 shareholder meeting for American Funds will take place on November 25, 2025. Shareholders who are unable to attend in person can cast their vote by phone, mail or online at capitalgroup.com/vote. Proxy materials, including voting instructions, were recently mailed to shareholders.

Your clients’ votes are essential in helping to shape the policies that impact their investments. This year’s vote includes several key proposals that may impact fund governance, fee structures and fund classification.

Items on the ballot:

1.     Fund board of director election

2.     Management fee change to asset-only fee structure

3.     Fund status change from diversified to non-diversified*

____________

*        Refer to proxy materials for affected funds.

Voting online or by phone requires the client’s unique Control Number and Security Code, which are included with their proxy materials.

We encourage all shareholders to review the proxy materials and cast their votes before the deadline of November 25, 2025.

Clients with additional questions or who need assistance can contact Computershare at
(877) 514-4975.

Related information links

Proxy voting procedures and principles
Sample proxy PDF